UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 30, 2011
Date of Report (Date of earliest event reported)

CITADEL EFT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-164882	80-0473573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Irvine Blvd. Tustin, California	92780
(Address of principal executive offices)	(Zip Code)

 (714) 730=8143

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

Effective Decemerb 19, 2011, the Board of Directors of Citadel EFT, Inc., a Nevada corporation (the “Company”) approved an amendment to the designation of 51,000,000 shares of Series A preferred stock. The Company previously filed a designation of Series A preferred stock designating 51,000,000 shares of the authorized 100,000,000 shares of preferred stock as Series A preferred stock (the “Amendment to Designation”). Each share Series A preferred stock is capable of being converted into one share of common stock and has certain preferences with regards to liquidation and dividiends. The Series A preferred stock had voting rights of two hundred votes per share of Series A preferred stock. The Amendment to Designation merely changes the conversion price of each preferred share into one share of common stock to $0.00001.

The Amendment to Designation will not affect the number of the Company’s issued and outstanding common shares.

The Amendment to Designation was filed with the Nevada Secretary of State on December 30, 2011.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1  Amendment to Designation of Series A Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL EFT, INC.
DATE: January 3, 2012	/s/ Gary DeRoos Name: Gary DeRoos Title: President/Chief Executive Officer